PRESS RELEASE

Plantronics Reports ThirdQuarter Fiscal Year 2008Results

Revenues& Profits IncreaseonContinued Strength in all Major Businesses; Earnings per Share Exceed Guidance

FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	FOR RELEASE 1 PM PST January 22, 2008

SANTA CRUZ, CA – January 22, 2008 - Plantronics, Inc., (NYSE: PLT) today announced third quarter fiscal 2008 net revenues of $232.8 million compared with $215.4 million in the third quarter of fiscal 2007.  Revenues were within the guidance range of $230 to $235 million.  Plantronics' GAAP diluted earnings per share were $0.39 in the third quarter of fiscal 2008, which includes $2.9 million in restructuring and other charges related to the consolidation of manufacturing operations, compared with $0.32 in the same quarter of the prior year.   This compares to the GAAP EPS guidance we issued on October 23, 2007 of $.32 to $0.37 and the subsequent announcement on November 28, 2007 that we expected to incur approximately $2.8 million in restructuring and other related charges during the quarter ending December 31, 2007 and that those charges would be expected to reduce GAAP EPS by $0.06 per share in comparison to the previously provided guidance from October 23rd.

Non-GAAP diluted earnings per share for the current quarter were $0.50 compared with $0.38 in the third quarter of fiscal 2007.  Earnings per share were greater than the previously provided non-GAAP guidance of $0.37 to $0.42.  The differences between GAAP and non-GAAP earnings per share for the current period are the cost of equity-based compensation and the restructuring charges.

“Our December quarter results reflect continued strength in our major product categories, with increased demand for our office wireless and consumer Bluetooth products; partially the result of robust market acceptance of our recently introduced Voyager 520, 815 and 855 models.  We are making progress to return our Audio Entertainment Group  to profitability as evidenced by the consolidation and restructuring announced in November and substantially completed this quarter, and by the reduction in the non-GAAP operating expenses compared to the year-ago quarter,” stated Ken Kannappan, President & CEO of Plantronics.  “Our Office and Call Center product group performed well with net revenues up by 10.8%, driven by continued strength in markets outside of the U.S.  While the U.S. portion of this product group grew by 6.2% from the same quarter in the prior year, it declined 6.1% from the September quarter to the December quarter,” Kannappan concluded.

Audio Communications Group (ACG) Non-GAAP Results
(Office & Contact Center, Mobile, Computer, Clarity)

Third quarter net revenues of $196.0 million were up 11.0% compared with $176.5 million in the year-ago quarter.  Revenue growth compared to the year-ago quarter was driven by demand for wireless products, with office wireless and mobile Bluetooth each up approximately 15%.  In addition, certain PC headsets formerly classified in AEG are now included in ACG.

Gross margin in third quarter of fiscal 2008 was 46.1% compared with 44.2% in the year-ago quarter.  Among the factors contributing to the higher gross margin were cost reduction on our office wireless and Bluetooth mobile products and the impact of a weaker dollar.  Operating income increased approximately 30% and operating margin was 17.8% compared with 15.2% in the year-ago quarter, primarily on the strength of the higher gross margin, though operating expenses as a percent of net revenue also decreased.

Audio Entertainment Group (AEG) Non-GAAP Results
(Altec Lansing)

Third quarter net revenues of $36.9 million were down 5.3% from $38.9 million in the year-ago quarter, primarily as a result of the PC headset line now being managed and reported as part of the ACG segment.  During the quarter, we were pleased with the continued growth and acceptance of the iM600 docking station.  Gross margin was 11.1% compared with 9.3% in the year-ago quarter and the division’s operating loss was $4.8 million compared with $5.8 million.  In the third quarter of fiscal 2007, we incurred significant supplier claims which were not a factor in the current quarter.

While the turn-around of this division remains heavily dependent on a refreshed product portfolio, other steps are being taken to return to profitability, including the consolidation of manufacturing operations and other cost reductions.  The focus on cost reduction enabled the division to operate on expenses 6.1% lower than the year-ago period.  Plantronics continues to target profitability for the division by the December quarter of this calendar year.

During the quarter, Plantronics closed AEG’s manufacturing facility in Dongguan, China; initiated plans to shut down a related Hong Kong research and development, sales and procurement office; and consolidated procurement, research and development activities for AEG in a new Shenzhen, China site which we expect to begin using this quarter.  The selling, general and administrative functions of AEG are being consolidated with those of ACG throughout the Asia-Pacific region.  These steps are part of a strategic initiative designed to reduce fixed costs by outsourcing AEG manufacturing to the network of qualified contract manufacturers already in place.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

Balance Sheet and Cash Flow

Our balance sheet is strong with $170 million in cash, cash equivalents and marketable securities compared to $103 million at the end of our last fiscal year in March 2007.  Year to date  cash flow from operations is over $74 million with key metrics such as inventory turns up slightly to 4.2 compared to 4.0 in the December year-ago quarter and days sales outstanding at 53 days compared to 55 days in the year-ago period.

Business Outlook

The following statements are based on current expectations.  Many of these statements are forward-looking, and actual results may differ materially from the forward-looking statements.

We have a “book and ship” business model whereby we ship most orders to our customers within 48 hours of our receipt of those orders, and we thus cannot rely on the level of backlog to provide visibility into potential future revenues.  Our business is inherently difficult to forecast, and there can be no assurance that the incoming orders we expect to receive over the balance of the quarter will materialize.  Our incoming order rate tends to be low during the last two weeks of December and the first half of January in the ACG business and then rises significantly into February and March.  This historical pattern has recurred thus far this quarter and we therefore must realize an increased incoming order flow for the balance of the quarter in order to achieve the revenue range we are projecting. In addition, we believe the order rate in January compared to the most comparable year-ago periods for our U.S. Office and Contact Center business is running below that of a year ago and that this is attributable to deteriorating economic conditions.  With increased economic uncertainty, our business is even more difficult to forecast than usual.  We are currently expecting revenues for ACG and AEG to decrease sequentially in the fourth quarter and for the non-GAAP AEG operating loss to be higher than the third quarter.   Subject to the foregoing, we are currently expecting the following financial results for the fourth quarter of fiscal 2008:

•	Net revenues for the fourth quarter of fiscal 2008 to be in the range of $195 - $205 million;

•	Non-GAAP consolidated tax rate to be approximately 24%;

•	Non-GAAP earnings per share for the fourth quarter of fiscal 2008 to be in the range of $0.24 - $0.32; and

•	The EPS cost of equity compensation pursuant to FAS 123(R) to be approximately $0.05 - $0.06 and the EPS cost of AEG restructuring and related to be approximately $0.02, resulting in

•	GAAP earnings per share of $0.17 to $0.24.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its next press release announcing its fourth quarter fiscal year 2008 results or by other public disclosure.  Any statements by persons outside Plantronics speculating on the progress of the fourth quarter fiscal year 2008 will not be based on internal Company information and should be assessed accordingly by investors.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss the contents of this release.  The conference call will take place today, Tuesday, January 22 at 2:00 PM (PST). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #20283787 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses such as stock-based compensation related to stock options, awards and employee stock purchases from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin and non-GAAP effective tax rate.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not part of its target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals. Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

 PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

SAFE HARBOR

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include our profitability target of December 2008 for our AEG business, the timing of the opening and successful consolidation of our AEG procurement, research and development activities in Shenzhen , China, the timing and successful ramp of outsourcing AEG manufacturing to the contract manufacturers and that the return to profitability of the AEG business can be achieved in great part based upon a refreshed product offering, and ourestimates of net revenues, margins, operating expenses, tax rate and earnings for the fourthquarter of fiscal 2008.  These forward-looking statements involve a number of risks and uncertainties, and are based on current information and management judgment.

Among the factors that could cause actual results to differ materially from those projected are:

•	Our operating results are difficult to predict, particularly in light of the current economic conditions in the U.S.;
•	Factors that could cause demand to be different from Plantronics’ expectations include changes in business and economic conditions;
•	We do not know how the market for office wireless headsets and products from our other product groups may be affected in the event of a recession in the United Statesor global economy;
•	The ability to achieve the turnaround of AEG is uncertain because:
•	it is dependent upon our ability to more effectively research and implement features in our AEG products that consumers want and are willing to purchase;
•	we must be able to meet the market windows for these products;
•	we must be able to retain or obtain the shelf space for these products in our sales channel;
•	we must retain or improve the brand recognition associated with the Altec Lansing brand during the turnaround;
•	our ability to successfully complete the restructuring and consolidation activities and the financial impact that such actions may have is difficult to predict;
•
there is a risk that the consolidation  may cost more than we currently expect. There is also a risk that the savings that we currently predict may not materialize and that the timing of costs and benefits may be different than what we currently expect. If the cost of consolidation  is more than we currently anticipate or the savings that we currently anticipate from these  activities do not materialize,  our future financial results may be adversely affected;

•	Failure to achieve any of these objectives may adversely affect our financial results;
•
We have significant intangible assets and goodwill recorded on our balance sheet.  If the carrying value of our intangible assets and goodwill is not recoverable, an impairment loss must be recognized which would adversely affect our financial results;

•
The market for our products is characterized by rapidly changing technology, short product life cycles, and frequent new product introductions, and we may not be able to develop, manufacture or market new products in response to changing customer requirements and new technologies;

•	The actions of existing and/or new competitors, especially with regard to pricing and promotional programs;
•	Product mix is difficult to estimate and standard margin varies considerably by product;
•
Failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•	The inability to successfully develop, manufacture and market new products and achieve volume shipment schedules to meet demand;
•	A softening of the level of market demand for our products;
•	Variations in sales and profits in higher tax, as compared to lower tax, jurisdictions;
•	Fluctuations in foreign exchange rates;
•
Class action lawsuits are being brought against us and other Bluetooth headset manufacturers claiming “noise induced hearing loss”.  While we believe these suits are without merit, the costs to defend against them could be high and the results of litigation are not predictable in any event;

•	Changes in the regulatory environment either as to headsets directly or as to the products, such as mobile phones, with which our products are used; and
•
Additional risk factors include: changes in the timing and size of orders from our customers, price erosion, increased requirements from retail customers for marketing and advertising funding, interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, failure of our distribution channels to operate as we expect, failure to develop products that keep pace with technological changes, the inherent risks of our substantial foreign operations, problems which might affect our manufacturing facilities in Mexico or in China, and the loss of the services of key executives and employees.

For more information concerning these and other possible risks, please refer to the Company's Annual Report on Form 10-K filed May 29, 2007, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

Financial Summaries

The following related charts are provided:
•	Summary Unaudited Condensed Consolidated Financial Statements
•	Summary Unaudited Condensed Statements of Operationsby Segment
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the three and nine months ended December 31, 2007
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the three and nine months ended December 31, 2006
•	Summary Unaudited Statements of Operations and Related Data

About Plantronics

In 1969, a Plantronics headset carried the historic first words from the moon: “That’s one small step for man, one giant leap for mankind.”  Since then, Plantronics has become the headset of choice for mission-critical applications such as air traffic control, 911 dispatch, and the New York Stock Exchange.  Today, this history of Sound Innovation® is the basis for every product we build for the office, contact center, personal mobile, entertainment and residential markets. The Plantronics family of brands includes Plantronics, Altec Lansing, Clarity, and Volume Logic. For more information, go to www.plantronics.com or call (800) 544-4660.

Altec Lansing, Clarity, Plantronics, Sound Innovation, Volume Logic and AudioIQ are trademarks or registered trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

###

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2007	2006	2007

Net revenues	$215,435	$232,824	$605,438	$647,543
Cost of revenues	134,584	139,067	372,093	385,784
Gross profit	80,851	93,757	233,345	261,759
Gross profit %	37.5%	40.3%	38.5%	40.4%

Research, development and engineering	17,837	19,308	53,434	58,004
Selling, general and administrative	46,196	48,424	134,583	140,476
Restructuring and other related charges	-	2,882	-	2,882
Gain on sale of land	-	-	(2,637)	-
Total operating expenses	64,033	70,614	185,380	201,362
Operating income	16,818	23,143	47,965	60,397
Operating income %	7.8%	9.9%	7.9%	9.3%

Interest and other income (expense), net	1,493	2,184	2,745	5,311
Income before income taxes	18,311	25,327	50,710	65,708
Income tax expense	3,121	6,219	10,704	15,103
Net income	$15,190	$19,108	$40,006	$50,605

% of net revenues	7.1%	8.2%	6.6%	7.8%

Diluted earnings per common share	$0.32	$0.39	$0.83	$1.03
Shares used in diluted per share calculations	47,922	49,533	47,940	49,148

Tax rate	17.0%	24.6%	21.1%	23.0%

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
	2007	2007
ASSETS
Cash and cash equivalents	$94,131	$115,479
Short-term investments	9,234	54,085
Total cash, cash equivalents, and
short-term investments	103,365	169,564
Accounts receivable, net	113,758	136,550
Inventory	126,605	131,320
Deferred income taxes	12,659	12,754
Other current assets	18,474	12,947
Total current assets	374,861	463,135
Property, plant and equipment, net	97,259	98,321
Intangibles, net	100,120	93,517
Goodwill	72,825	72,825
Other assets	6,239	6,047
	$651,304	$733,845
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$49,956	$57,049
Accrued liabilities	54,025	63,863
Income taxes payable	12,476	-
Total current liabilities	116,457	120,912
Deferred tax liability	37,344	32,135
Long-term income taxes payable	-	16,132
Other long-term liabilities	696	960
Total liabilities	154,497	170,139
Stockholders' equity	496,807	563,706
	$651,304	$733,845

AUDIO COMMUNICATIONS GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2007	2006	2007

Net revenues	$176,511	$195,955	$503,281	$562,574
Cost of revenues	99,254	106,257	284,445	302,216
Gross profit	77,257	89,698	218,836	260,358
Gross profit %	43.8%	45.8%	43.5%	46.3%

Research, development and engineering	15,137	16,544	45,697	49,522
Selling, general and administrative	39,265	42,103	111,340	121,129
Gain on sale of land	-	-	(2,637)	-
Total operating expenses	54,402	58,647	154,400	170,651
Operating income	$22,855	$31,051	$64,436	$89,707
Operating income %	12.9%	15.8%	12.8%	15.9%

AUDIO ENTERTAINMENT GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2007	2006	2007

Net revenues	$38,924	$36,869	$102,157	$84,969
Cost of revenues	35,330	32,810	87,648	83,568
Gross profit	3,594	4,059	14,509	1,401
Gross profit %	9.2%	11.0%	14.2%	1.6%

Research, development and engineering	2,700	2,764	7,737	8,482
Selling, general and administrative	6,931	6,321	23,243	19,347
Restructuring and other related charges	-	2,882	-	2,882
Total operating expenses	9,631	11,967	30,980	30,711
Operating loss	$(6,037)	$(7,908)	$(16,471)	$(29,310)
Operating loss %	(15.5)%	(21.4)%	(16.1)%	(34.5)%

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2007				December 31, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$232,824	$-		$232,824	$647,543	$-		$647,543
Cost of revenues	139,067	(609)	(1)	138,458	385,784	(2,379)	(2)	383,405
Gross profit	93,757	609		94,366	261,759	2,379		264,138
Gross profit %	40.3%			40.5%	40.4%			40.8%

Research, development and engineering	19,308	(858)	(1)	18,450	58,004	(2,641)	(1)	55,363
Selling, general and administrative	48,424	(2,617)	(1)	45,807	140,476	(7,443)	(1)	133,033
Restructuring and other related charges	2,882	(2,882)	(3)	-	2,882	(2,882)	(3)	-
Total operating expenses	70,614	(6,357)		64,257	201,362	(12,966)		188,396
Operating income	23,143	6,966		30,109	60,397	15,345		75,742
Operating income %	9.9%			12.9%	9.3%			11.7%

Interest and other income (expense), net	2,184	-		2,184	5,311	-		5,311
Income before income taxes	25,327	6,966		32,293	65,708	15,345		81,053
Income tax expense	6,219	1,191		7,410	15,103	4,009		19,112
Net income	$19,108	$5,775		$24,883	$50,605	$11,336		$61,941

% of net revenues	8.2%			10.7%	7.8%			9.6%

Diluted earnings per common share	$0.39	$0.12		$0.50	$1.03	$0.23		$1.26
Shares used in diluted per share calculations	49,533	49,533		49,533	49,148	49,148		49,148

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2007				December 31, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$195,955	$-		$195,955	$562,574	$-		$562,574
Cost of revenues	106,257	(587)	(1)	105,670	302,216	(1,800)	(1)	300,416
Gross profit	89,698	587		90,285	260,358	1,800		262,158
Gross profit %	45.8%			46.1%	46.3%			46.6%

Research, development and engineering	16,544	(823)	(1)	15,721	49,522	(2,540)	(1)	46,982
Selling, general and administrative	42,103	(2,414)	(1)	39,689	121,129	(6,859)	(1)	114,270
Total operating expenses	58,647	(3,237)		55,410	170,651	(9,399)		161,252
Operating income	$31,051	$3,824		$34,875	$89,707	$11,199		$100,906
Operating income %	15.8%			17.8%	15.9%			17.9%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2007				December 31, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$36,869	$-		$36,869	$84,969	$-		$84,969
Cost of revenues	32,810	(22)	(1)	32,788	83,568	(579)	(2)	82,989
Gross profit	4,059	22		4,081	1,401	579		1,980
Gross profit %	11.0%			11.1%	1.6%			2.3%

Research, development and engineering	2,764	(35)	(1)	2,729	8,482	(101)	(1)	8,381
Selling, general and administrative	6,321	(203)	(1)	6,118	19,347	(584)	(1)	18,763
Restructuring and other related charges	2,882	(2,882)	(3)	-	2,882	(2,882)	(3)	-
Total operating expenses	11,967	(3,120)		8,847	30,711	(3,567)		27,144
Operating loss	$(7,908)	$3,142		$(4,766)	$(29,310)	$4,146		$(25,164)
Operating loss %	(21.4)%			(12.9)%	(34.5)%			(29.6)%

(1) Excluded amount represents stock-based compensation.
(2) Excluded amount represents stock-based compensation and $517 related to the impairment of an intangible asset.
(3) Excluded amount represents restructuring and other related charges.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-cash expenses, such as the impact of all stock-based compensation charges under FAS 123R, and non-recurring transactions that Plantronics does not believe are reflective of ongoing operating results and are not part of its target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2006				December 31, 2006
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$215,435	$-		$215,435	$605,438	$-		$605,438
Cost of revenues	134,584	(729)	(1)	133,855	372,093	(2,200)	(1)	369,893
Gross profit	80,851	729		81,580	233,345	2,200		235,545
Gross profit %	37.5%			37.9%	38.5%			38.9%

Research, development and engineering	17,837	(934)	(1)	16,903	53,434	(2,843)	(1)	50,591
Selling, general and administrative	46,196	(2,578)	(1)	43,618	134,583	(7,563)	(1)	127,020
Gain on sale of land	-	-		-	(2,637)	2,637	(2)	-
Total operating expenses	64,033	(3,512)		60,521	185,380	(7,769)		177,611
Operating income	16,818	4,241		21,059	47,965	9,969		57,934
Operating income %	7.8%			9.8%	7.9%			9.6%

Interest and other income (expense), net	1,493	-		1,493	2,745	-		2,745
Income before income taxes	18,311	4,241		22,552	50,710	9,969		60,679
Income tax expense	3,121	1,358		4,479	10,704	3,085		13,789
Net income	$15,190	$2,883		$18,073	$40,006	$6,884		$46,890

% of net revenues	7.1%			8.4%	6.6%			7.7%

Diluted earnings per common share	$0.32	$0.06		$0.38	$0.83	$0.14		$0.98
Shares used in diluted per share calculations	47,922	47,922		47,922	47,940	47,940		47,940

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2006				December 31, 2006
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$176,511	$-		$176,511	$503,281	$-		$503,281
Cost of revenues	99,254	(712)	(1)	98,542	284,445	(2,167)	(1)	282,278
Gross profit	77,257	712		77,969	218,836	2,167		221,003
Gross profit %	43.8%			44.2%	43.5%			43.9%

Research, development and engineering	15,137	(914)	(1)	14,223	45,697	(2,776)	(1)	42,921
Selling, general and administrative	39,265	(2,385)	(1)	36,880	111,340	(7,102)	(1)	104,238
Gain on sale of land	-	-		-	(2,637)	2,637	(2)	-
Total operating expenses	54,402	(3,299)		51,103	154,400	(7,241)		147,159
Operating income	$22,855	$4,011		$26,866	$64,436	$9,408		$73,844
Operating income %	12.9%			15.2%	12.8%			14.7%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Nine Months Ended
	December 31, 2006				December 31, 2006
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$38,924	$-		$38,924	$102,157	$-		$102,157
Cost of revenues	35,330	(17)	(1)	35,313	87,648	(33)	(1)	87,615
Gross profit	3,594	17		3,611	14,509	33		14,542
Gross profit %	9.2%			9.3%	14.2%			14.2%

Research, development and engineering	2,700	(20)	(1)	2,680	7,737	(67)	(1)	7,670
Selling, general and administrative	6,931	(193)	(1)	6,738	23,243	(461)	(1)	22,782
Total operating expenses	9,631	(213)		9,418	30,980	(528)		30,452
Operating loss	$(6,037)	$230		$(5,807)	$(16,471)	$561		$(15,910)
Operating loss %	(15.5)%			(14.9)%	(16.1)%			(15.6)%

(1) Excluded amount represents stock-based compensation.
(2) Excluded amount represents gain on sale of land.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-cash expenses, such as the impact of all stock-based compensation charges under FAS 123R, and non-recurring transactions that Plantronics does not believe are reflective of ongoing operating results and are not part of its target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data(1)

	Q107	Q207	Q307	Q407	FY07	Q108	Q208	Q308
Net revenues	$195,069	$194,934	$215,435	$194,716	$800,154	$206,495	$208,224	$232,824
Cost of revenues	118,681	117,357	133,855	117,738	487,631	122,308	122,639	138,458
Gross profit	76,388	77,577	81,580	76,978	312,523	84,187	85,585	94,366
Gross profit %	39.2%	39.8%	37.9%	39.5%	39.1%	40.8%	41.1%	40.5%

Research, development and engineering	17,633	16,055	16,903	17,470	68,061	18,560	18,353	18,450
Selling, general and administrative	41,832	41,570	43,618	44,911	171,931	43,567	43,659	45,807
Operating expenses	59,465	57,625	60,521	62,381	239,992	62,127	62,012	64,257

Operating income	16,923	19,952	21,059	14,597	72,531	22,060	23,573	30,109
Operating income %	8.7%	10.2%	9.8%	7.5%	9.1%	10.7%	11.3%	12.9%

Income before income taxes	17,908	20,219	22,552	15,941	76,620	23,394	25,366	32,293
Income tax expense	4,261	5,049	4,479	2,507	16,296	5,615	6,087	7,410
Income tax expense as a percent
of income before taxes	23.8%	25.0%	19.9%	15.7%	21.3%	24.0%	24.0%	22.9%

Net income	$13,647	$15,170	$18,073	$13,434	$60,324	$17,779	$19,279	$24,883
Diluted shares outstanding	48,268	47,626	47,922	48,218	48,020	48,681	49,310	49,533
EPS	$0.28	$0.32	$0.38	$0.28	$1.26	$0.37	$0.39	$0.50

Net revenues from unaffiliated customers:
Audio Communication Group
Office and Contact center	$114,267	$115,813	$118,280	$126,964	$475,324	$132,205	$131,357	$131,017
Mobile	35,806	33,199	43,080	34,774	146,859	41,238	35,859	48,788
Gaming and Computer	7,289	7,727	8,364	6,782	30,162	6,485	8,277	10,449
Other specialty products	6,375	6,294	6,787	4,713	24,169	5,644	5,554	5,701
Audio Entertainment Group	31,332	31,900	38,924	21,483	123,640	20,923	27,177	36,869

Net revenues by geographic area
from unaffiliated customers:
Domestic	$126,728	$122,562	$125,824	$115,437	$490,551	$131,108	$126,399	$139,106
International	68,341	72,372	89,611	79,279	309,603	75,387	81,825	93,718

Balance Sheet accounts and metrics:
Accounts receivable, net	$121,702	$118,646	$131,735	$113,758	$113,758	$121,705	$128,705	$136,550
Days sales outstanding	56	55	55	53		53	56	53
Inventory, net	$135,979	$139,426	$134,263	$126,605	$126,605	$136,253	$133,516	$131,320
Inventory turns	3.5	3.4	4.0	3.8		3.6	3.7	4.2

(1) Non-GAAP.